EXHIBIT 21

SUBSIDIARIES OF BELMOND LTD.

Jurisdiction of Organization
CSN (San Miguel Holdings) Ltd.	B.V.I
OEH Inmobiliaria S.A. de C.V. (subsidiary of (CSN San Miguel Holdings) Ltd)	Mexico
Cupecoy Village Real Estate NV	St. Maarten
Cupecoy Village Development NV	St. Maarten
Game Viewers (Pty) Ltd.	Botswana
Game Trackers (Pty) Ltd. (subsidiary of Game Viewers (Pty) Ltd.)	Botswana
Global Marketing Ltd.	Bermuda
Grupo Conceptos S.A.	B.V.I.
Spa Residential S.A. de C.V. (subsidiary of Grupo Conceptos S.A.)	Mexico
OEH Real Estate 1 S.A. de C.V	Mexico
OEH Operadora San Miguel S.A. de C.V	Mexico
Haggerton Holdings Ltd.	Cyprus
Belmond Hong Kong Ltd.	Hong Kong
PT. Bali Resort and Leisure Company Ltd. (subsidiary of Belmond Hong Kong Ltd.)	Indonesia
Hosia Company Ltd.	Hong Kong
Subsidiaries of Hosia Company Ltd.
Khmer Angkor Hotel Company Ltd.	Cambodia
PRA-FMI Pansea Hotel Development Company Ltd.	Myanmar
Samui Island Resort Company Ltd.	Thailand
Societe Hoteliere de Phou Vao Ltd.	Laos
La Residencia Ltd.	U.K.
Son Moragues S.A. (subsidiary of La Residencia Ltd.)	Spain
La Samanna S.A.S.	France
Leisure Holdings Asia Ltd.	Bermuda
Subsidiaries of Leisure Holdings Asia Ltd.
Myanmar Hotels and Cruises Ltd.	Myanmar
Vessel Holdings 2 Ltd.	Bermuda
Myanmar Cruises Ltd.	Myanmar
Myanmar Shwe Kyet Yet Tours Ltd.	Myanmar
Luxurytravel.com UK Ltd.	U.K.
Miraflores Ventures Ltd.	B.V.I.
Plan Costa Maya S.A. de C.V. (subsidiary of Miraflores Ventures Ltd.)	Mexico
Mount Nelson Hotel Ltd.	U.K.
Belmond Peru Management S.A.	Peru
Belmond Peru S.A. (subsidiary of Belmond Peru Management S.A.)	Peru
O.E. Interactive Ltd.	Bermuda
Belmond Peru Ltd.	Bermuda
Belmond Spain Ltd.	Bermuda
Nomis Mallorcan Investments S.A. (subsidiary of Belmond Spain Ltd.)	Spain
Belmond Holdings 1 Ltd.	Bermuda
Belmond USA Inc.	Delaware
Subsidiaries of Belmond USA Inc.
‘21’ Club Inc.	New York
Charleston Place Holdings Inc.	Delaware
El Encanto Inc.	Delaware
Mountbay Holdings Inc.	Delaware
Belmond Services Inc.	Delaware
Luxury Reservation Services Inc. (subsidiary of Belmond Services Inc.)	Delaware
Venice Simplon-Orient-Express Inc.	Delaware
Belmond Pacific Ltd.	Hong Kong
Belmond Management Services S.a.r.l.	Luxembourg
Belmond Lux Treasury 2 S.a.r.l.	Luxembourg
Belmond Luxembourg Holdings S.a.r.l.	Luxembourg
Subsidiaries of Belmond Luxembourg Holdings S.a.r.l.
Blanc Restaurants Ltd.	U.K.
Ireland Luxury Rails Tours Limited	Ireland
Belmond Signature Collection Limited	U.K.
Elysees Spa S.A.S.	France
Luxury Trains S.r.l.	Italy
Belmond Finance Services Limited	U.K.
Subsidiaries of Belmond Finance Services Limited
Belmond Dollar Treasury Limited	U.K.

Jurisdiction of Organization
Belmond Sterling Treasury Limited	U.K.
Reids Hoteis Lda.	Portugal
Island Hotel (Madeira) Ltd. (subsidiary of Reids Hoteis Lda.)	U.K.
Venice Simplon-Orient-Express Ltd.	U.K.
Subsidiaries of Venice Simplon-Orient-Express Ltd.
Great Scottish & Western Railway Holdings Ltd.	U.K.
The Great Scottish & Western Railway Company Ltd. (subsidiary of Great Scottish & Western Railway Holdings Ltd.)	U.K.
Northern Belle Ltd.	U.K.
Venice Simplon-Orient-Express Deutschland G.m.b.H.	Germany
Venice Simplon-Orient-Express Voyages S.A.	France
Belmond Italia S.r.l.	Italy
Subsidiaries of Belmond Italia S.r.l.
Hotel Caruso S.r.l.	Italy
Hotel Cipriani S.r.l.	Italy
Hotel Splendido S.r.l.	Italy
Villa San Michele S.r.l.	Italy
Belmond Investmenti S.p.a.	Italy
Belmond Esercizi S.r.l. (subsidiary of Belmond Investimenti S.p.a.)	Italy
Phoenix Argente SAS	France
Belmond Hotel Holding (U.K.) Ltd.	U.K.
Subsidiaries of Belmond Hotel Holdings (U.K.) Ltd.
European Cruises Ltd.	U.K.
Crosieres Orex S.A. (subsidiary of European Cruises Ltd.)	France
Horatio Properties Ltd.	U.K.
Subsidiaries of Horatio Properties Ltd.
Mount Nelson Residential Properties (Pty) Ltd.	South Africa
Mount Nelson Commercial Properties (Pty) Ltd.	South Africa
Fraser Helmsley Properties (Pty) Ltd.	South Africa
Belmond (UK) Ltd.	U.K.
Belmond Properties Ltd.	Bermuda
Subsidiaries of Belmond Properties Ltd.
Compania Hoteis Palace	Brazil
Belmond Brasil S.A.	Brazil
Belmond Spanish Holdings S.L.	Spain
Viewgrove Holdings Ltd.	Cyprus
LLC Europe Hotel (subsidiary of Viewgrove Holdings Ltd.)	Russia
GHE Holdings Ltd.	Cyprus
Latimerco Ltd. (subsidiary of GHE Holdings Ltd.)	Cyprus